UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN CONSENT STATEMENT
SCHEDULE 14A INFORMATION

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☒      Soliciting Materials Pursuant to Section 240.14a-12

Central Vermont Public Service Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐         Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

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The following is an e-mail distributed to large customers and key contacts of Central Vermont Public Service Corporation (“CVPS”) on May 30, 2011.

I’m writing to convey some exciting news: Central Vermont Public Service has reached an agreement to sell the company to Fortis Inc., the largest investor-owned distribution utility in Canada.  CVPS will remain an autonomous company with local management.

This sale has tremendous benefits for Vermont.  First, the sale provides a financially strong parent company, which will put CVPS in a better position to borrow money, sign power contracts and make capital investments in generation, transmission, and distribution assets in the future.  In addition, Fortis will provide around $21 million for the benefit of CVPS customers, in a manner to be determined through the regulatory approval process.

We’ll also benefit by sharing of best utility practices among Fortis’ various subsidiaries.

The attached news release includes details on the sale.  If you have any questions, please feel free to contact me at any time.

Sincerely,

Larry Reilly
President and CEO

Important Additional Information

This communication does not constitute a solicitation of any vote or approval.  This communication is being made in respect of the proposed merger transaction involving CVPS.  The proposed merger will be submitted to the shareholders of CVPS for their consideration.  In connection therewith, CVPS will file a preliminary proxy statement and a definitive proxy statement with the Securities and Exchange Commission (the “SEC”).  CVPS also plans to file other documents with the SEC regarding the proposed transaction. CVPS URGES INVESTORS AND SECURITY HOLDERS OF CVPS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed or delivered to CVPS’s shareholders. In addition, shareholders will be able to obtain the proxy statement and other relevant documents filed by CVPS with the SEC free of charge at the SEC’s website at www.sec.gov, or at CVPS’s website at www.cvps.com by clicking on the link “SEC Filings.”

Participants in the Solicitation

CVPS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CVPS in connection with the proposed transaction. Information about CVPS and its directors and executive officers, and their ownership of CVPS’s securities, is set forth in the proxy statement for the annual meeting of shareholders of CVPS held on May 3, 2011, which was filed with the SEC on March 24, 2011. The proxy statement can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement relating to the proposed merger and other relevant materials to be filed with the SEC when they become available.